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                                                                  EXHIBIT 10.131

                              CAROLCO PICTURES INC.
                              8800 SUNSET BOULEVARD
                          LOS ANGELES, CALIFORNIA 90069

                              Effective Date:  January 3, 1995

Ms. Karen A. Taylor
23244 Sherwood Place
Valencia, California 91354

          Re:  Employment Agreement
               --------------------

Dear Ms. Taylor:

     Reference is made to that certain employment agreement dated as of March 20, 1991, between you, as "Employee," and Carolco Pictures Inc., as "Employer" as amended by the letter agreement with an effective date of May 20, 1992, the letter agreement with an effective date of November 1, 1993, and the letter agreement with an effective date of October 28, 1994 (the "Employment Agreement").

     When executed by Employee and by a duly authorized representative of Employer, this letter agreement will set forth amendments to the Employment Agreement.

     Paragraph 1.1 of the Employment Agreement shall be amended by adding the following at the end of such paragraph:

     "Notwithstanding the foregoing, upon the resignation of the Executive Vice President and Chief Financial Officer of Employer, Employer may request and Employee may agree to serve as the Acting Chief Financial Officer of Employer until Employer shall name a replacement Chief Financial Officer."

     Section 2 of the Employment Agreement shall be amended by adding a new Paragraph 2.8 which shall read in its entirety as follows:

     "2.8 COMPENSATION FOR SERVING AS ACTING CHIEF FINANCIAL OFFICER. Employee shall be entitled to no additional compensation under this Agreement for serving as the Acting Chief Financial Officer of Employer."

     Paragraph 3.1 of the Employment Agreement shall be amended by adding the following at the end of such Paragraph:

     "Notwithstanding the foregoing, Employer's sole remedy in the event of a Material Breach by Employee while she is serving as Acting Chief Financial Officer of Employer, which would not have been a Material Breach had she not been so serving, shall be to cause her to cease serving as Acting Chief Financial Officer of Employer and resume serving as Senior Vice President of

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Karen A. Taylor
Carolco Pictures Inc.
As of January 3, 1994
Page 2


Finance of Employer."

     Except as otherwise set forth above, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

     Please confirm your agreement with the foregoing by signing below where indicated.

                                   Very truly yours,

                                   CAROLCO PICTURES INC.


                                   By: /s/ Lynwood Spinks
                                       -------------------------
                                   Its: Executive Vice President
                                       -------------------------

Agreed and Accepted:


/s/ Karen A. Taylor
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    Karen A. Taylor